EXHIBIT 99a


                          SUN COMMUNITY BANCORP LIMITED

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held On March 27, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of SUN COMMUNITY BANCORP LIMITED hereby appoints Richard N. Flynn and John S. Lewis, or either of them, to represent the undersigned at the annual meeting of the shareholders of SUN COMMUNITY BANCORP LIMITED to be held on March 27, 2002, at 9:00 a.m. (local time), at the offices of Sun Community Bancorp Limited, 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of November 16, 2001, between and among CAPITOL BANCORP LIMITED and the shareholders of SUN COMMUNITY BANCORP LIMITED to exchange the shares of common stock of SUN COMMUNITY BANCORP LIMITED not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, SUN COMMUNITY BANCORP LIMITED will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.

Dated:   ___________________, 2002

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                                            Number of Shares of Common Stock


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                                            Signature (and title if applicable)


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                                            Signature (if held jointly)


                                            Please sign your name exactly as it
                                            appears on your stock certificate.
                                            When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or
                                            guardian, please give full title as
                                            such. If a corporation, please sign
                                            in full corporate name by the
                                            President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.